                                                                     Exhibit 4.7

THIS WARRANT AND ANY SHARES OF STOCK PURCHASABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE'S SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER OF SUCH SECURITIES (THE "COMPANY"), TO THE EFFECT THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE SHARES OF STOCK PURCHASABLE UPON EXERCISE OF THIS WARRANT ARE ALSO SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 7, 1998, AMONG THE COMPANY AND CERTAIN PARTIES SIGNATORIES THERETO (AS AMENDED AND MODIFIED FROM TIME TO TIME, THE "AGREEMENT"). A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.


                            WOODS EQUIPMENT COMPANY

                       CONTINGENT STOCK PURCHASE WARRANT
                       ---------------------------------


Date of Issuance: August 7, 1998                             Certificate No. W-1


          FOR VALUE RECEIVED, Woods Equipment Company, a Delaware corporation (the "Company"), hereby grants to Code, Hennessy & Simmons L.L.C., as Trustee on
      -------
behalf of certain parties pursuant to that certain Trust Agreement dated as of August __, 1998 (the "Registered Holder") the right to purchase from the
                      -----------------
Company, during the period specified in this Warrant, the Warrant Shares, at a price per share of $0.01 (as adjusted from time to time in accordance herewith, the "Exercise Price"). The Common Stock issued upon exercise of this Warrant is
     --------------
subject to the terms and provisions contained in the Agreement. Certain capitalized terms used herein are defined in Section 3 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the Exercise Price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

          This Warrant is subject to the following provisions:

          Section 1.     Exercise of Warrant.
                         -------------------

          1A.  Exercise Period.  The Registered Holder may exercise, in whole,
               ---------------
the purchase rights represented by this Warrant at any time and from time to time after the Exercise Event and prior to the earlier of (i) the tenth anniversary of the date hereof, (ii) a Public Offering or (iii) a Sale of the Company (the "Exercise Period"). The Company shall give the Registered Holder
              ---------------
written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the end of the Exercise Period.

          1B.  Exercise Procedure.
               ------------------

          (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):
                                                      -------------

          (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all of the purchase rights represented by this Warrant (the "Purchaser");
                                       ---------

          (b)  this Warrant;

          (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto
                                                        ----------
     evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in
     Section 7 hereof; and

          (d) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise
                                                           ------------------
     Price"), (2) the surrender to the Company of debt or equity securities of
     -----
     the Company having a Market Value equal to the Aggregate Exercise Price of the Common Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Market Value of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Value of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

          (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant (plus cash, in lieu of any fractional share pursuant to Section 14 hereof) shall be delivered by the Company to the Purchaser within seven (7) business days after the date of the Exercise Time.

          (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

          (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

          (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

          (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

          (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as is issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation (including registration of the issuance of such shares under the Securities Act, but only to the extent that a short form of registration is available) or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance); provided, however, that this Warrant shall not be exercised if and to the extent the Company reasonably determines that the exercise of this Warrant may violate the Securities Act or any other law or requirement of any governmental authority. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

          1C.  Exercise Agreement.  Upon any exercise of this Warrant, the
               ------------------
Exercise Agreement shall be substantially in the form set forth in Exhibit I
                                                                   ---------
hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, (i) the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued and (ii) such Person shall execute and deliver to the Company a counterpart to the Agreement. Such Exercise Agreement shall be dated the actual date of execution thereof.

          Section 2.  Adjustment of Exercise Price and Number of Shares.  In
                      -------------------------------------------------
order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 2.

          2A.  Subdivision or Combination of Common Stock.  If the Company at
               ------------------------------------------
any time after the Effective Time subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time after the Effective Time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

          2B.  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic
                 --------------
Change, whether or not the Exercise Event has occurred prior to such Organic Change, the Company shall make appropriate provision to insure that the Registered Holder of the Warrants shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant (or the shares of Common Stock that would have been acquirable and receivable at the time of the Organic

Change had an Exercise Event occurred), such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 2 shall thereafter be applicable to the Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

             2C.  Notices.
                  -------

          (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock (provided that notice shall not be required for regular cash dividends),
(B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

          Section 3.  Definitions.  The following terms have the meanings set
                      -----------
forth below:

          "Affiliates" means, with respect to any Person, any other Person
           ----------
controlling, controlled by or under common control with such Person.

          "Alamo Transaction" means any form of transaction (or series of
           -----------------
transactions) resulting in the combination of the businesses, operations or assets of the Company (or any of its subsidiaries, whether now existing or hereafter created) and Alamo Group, Inc. ("Alamo"), including without limitation
                                           -----
any transaction whereby the Company directly or indirectly (i) acquires capital stock of Alamo possessing the voting power under normal circumstances to elect a majority of Alamo's board of directors (whether by merger, consolidation or sale or transfer of Alamo's capital stock) or (ii) acquires all or substantially all of the assets of Alamo and its subsidiaries.

          "Common Stock" means shares of the Company's Common Stock, par value
           ------------
$.01 per share.

          "Continuing Stockholders" has the meaning set forth in the
           -----------------------
Recapitalization Agreement.

          "Effective Time" means the time immediately after the closing of the
           --------------
Alamo Transaction.

          "Executives" means the employees of the Company and its Subsidiaries.
           ----------

          "Exercise Event" means the closing of an Alamo Transaction within two
           --------------
(2) years of the Date of Issuance (the "Two-Year Period"), provided that if an
                                        ---------------
agreement is executed for an Alamo Transaction prior to the end of the Two-Year Period, and the closing contemplated by such transaction occurs, then the closing of such transaction shall be deemed to be within the Two-Year Period for purposes hereof.

          "Independent Third Party" means any Person who, immediately prior to
           -----------------------
the contemplated transaction, does not own in excess of 15%, on a fully-diluted basis, of the Company's voting capital stock (a "15% Owner"), who is not
                                                 ---------
controlling, controlled by or under common control with any such 15% Owner and who is not the spouse or descendent (by birth or adoption) of any such 15% Owner or a trust for the benefit of such 15% Owner and/or such other Persons.

          "Market Value" as to any security means the fair market value of such
           ------------
security as determined by the board of directors of the Company in its reasonable good faith judgment.

          "MDP" means Madison Dearborn Capital Partners II, L.P., a Delaware
           ---
limited partnership and its Affiliates.

          "Original Cost" means the consideration paid to the Company for a
           -------------
share of Common Stock and a share of Preferred Stock (each as adjusted for stock splits, stock combinations or other similar events); provided that for purposes hereof, the "Original Cost" of the Common Stock (i) issued pursuant to the Recapitalization Agreement, (ii) retained by the executives in connection with the Recapitalization Agreement and (iii) issued pursuant to the Management Stock Agreements executed as of the date hereof by and between the Company and certain of its employees, in each case shall mean $16.10 per share.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means shares of the Company's Preferred Stock, par
           ---------------
value $.01 per share.

          "Public Offering" means the sale in an underwritten public offering
           ---------------
registered under the Securities Act of 1933, as amended, of shares of the Company's Common Stock.

          "Recapitalization Agreement" has the meaning set forth in the
           --------------------------
preamble.

          "Sale of the Company" means the sale of the Company to an Independent
           -------------------
Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Sellers" has the meaning set forth in the Recapitalization Agreement.
           -------

          "Warrant Shares" means the following number of shares of Common Stock
           --------------
as adjusted from time to time after the Effective Time pursuant to Section 2 hereof: (1) the number of shares of Common Stock of the Company on a Fully-Diluted Basis as of the Effective Time multiplied by (2) 3.0% multiplied by (A-
B)/(X + Y - Z)

     where:

     A =  $38,757,451.86 + $361,564.87

     B = A dollar amount equal to the aggregate repurchases of Common Stock and/or Preferred Stock by the Company from the Date of Issuance to the Effective Time

     X = A dollar amount equal to all Common Stock issued and outstanding held by all shareholders at the Effective Time multiplied, in the case of each such share of Common Stock, by the Original Cost of such share

     Y = A dollar amount equal to all Preferred Stock issued and outstanding held by MDP and the Executives at the Effective Time multiplied, in the case of each such share of Preferred Stock, by the Original Cost of such share

     Z = A dollar amount equal to all Common Stock and Preferred Stock of the Company issued or issuable to MDP and the Executives in connection with the Alamo Transaction multiplied by the Original Cost of each such share

For purposes hereof, "Fully-Diluted Basis" includes, without duplication, (i)
                      -------------------
all shares of Common Stock issued and outstanding at the time of determination,
(ii) all shares of Common Stock issuable upon the exercise or conversion of all warrants, options or other rights to subscribe for or to acquire, directly or indirectly, Common Stock, whether or not then exercisable or convertible at such time of determination, (iii) all shares of Common Stock issuable upon the conversion or exchange of all stock or other securities which are convertible into or exchangeable for, directly or indirectly, Common Stock, whether or not then convertible or exchangeable as of such time of determination, and (iv) all shares of Common Stock issued or issuable in connection with the Alamo Transaction; provided, however, that (i) Common Stock (whether in the form of
             --------  -------
stock, options, warrants or other similar rights) issued or issuable to employees of the Company and its Subsidiaries and (ii) shares issuable upon exercise of this Warrant, shall not be included for determining "Fully-Diluted Basis".

          Section 4.  Information Rights.  So long as this Warrant remains
                      ------------------
outstanding and unexercised, the Registered Holder will promptly be provided the same information as that provided by the Company to the Securities and Exchange Commission in connection with an offering by the Company of its debt securities. Notwithstanding the foregoing, the Registered Holder is entitled to receive (i) annually, within ninety (90) days following the end of each fiscal year of the Company, audited financial statements of the Company prepared in accordance with generally accepted accounting principles and containing a balance sheet, statement of operations, statement of cash flows and statement of changes in stockholders' equity, and (ii) quarterly, within forty-five (45) days following the end of each of the first three fiscal quarters of the Company, unaudited financial statements of the Company containing a balance sheet and statement of operations.

          Section 5.  Cancellation of Warrant.  If there is not an Exercise
                      -----------------------
Event, the right to purchase shares of Common Stock hereby will automatically terminate, and this Warrant will automatically be canceled and will become null and void.

          Section 6.  No Voting Rights; Limitations of Liability.  This Warrant
                      ------------------------------------------
shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

          Section 7.  Warrant Not Transferable.  This Warrant is not
                      ------------------------
transferable without the prior written consent of the Company. With prior written consent of the Company, this Warrant and all rights hereunder may be transferred upon surrender of this Warrant with a properly executed

Assignment (in the form of Exhibit II hereto) at the principal office of the
                           ----------
Company. Any permitted transferee hereof shall be a "Registered Holder" hereunder.

          Section 8.  Warrant Exchangeable for Different Denominations.  This
                      ------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issued this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of
                                        ----------------
the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."
 --------

          Section 9.  Replacement.  Upon receipt of evidence reasonably
                      -----------
satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 10.  Notices.  Except as otherwise expressly provided herein,
                       -------
all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent via nationally recognized overnight courier or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered or sent (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by such holder).

          Section 11. Amendment and Waiver.  Except as otherwise provided
                      --------------------
herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants.

          Section 12. Descriptive Headings.  The descriptive headings of the
                      --------------------
several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          Section 13. Governing Law.  All issues and questions concerning the
                      -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          Section 14.  Fractions of Shares.  The Company may, but shall not be
                       -------------------
required to, issue a fraction of a share of Common Stock upon the exercise of this Warrant. As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the Market Value of a share of Common Stock on the date of such exercise.

                              *     *     *     *

     IN WITNESS WHEREOF, the Company has caused this Contingent Stock Purchase Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.


                                WOODS EQUIPMENT COMPANY


                                By: /s/ Thomas J. Laird
                                ------------------------------------------------
                                Name: Thomas J. Laird
                                Its: President and CEO



Attest:

Woods Equipment Company

By: /s/ D. Stephen Crider
---------------------------------
Name: D. Stephen Crider
Its: Secretary

                                                                       EXHIBIT I

                            WOODS EQUIPMENT COMPANY
                           WARRANT EXERCISE AGREEMENT
                           --------------------------


To:                                     Dated:

          The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-1) hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant in accordance with the terms of such Warrant. [A new Warrant for the unexercised portion of the attached Warrant (Certificate No. W-1) should be delivered to the following: ________________________.]


                                        Signature

                                        Address



                                                                      EXHIBIT II

                                  ASSIGNMENT
                                  ----------


          FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-1) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee                  Address                       No. of Shares
-----------------                  -------                       -------------



Dated:                                  Signature



                                        Witness